SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 16, 2011, USA Technologies, Inc. (the “Company”) gave written notice to Lincoln Park Capital Funding, LLC that it had terminated the Purchase Agreement between them dated as of July 27, 2010 (the “Agreement”). The Company had the right under the Agreement to terminate the Agreement for any or no reason and without any liability whatsoever of any party to any other party under the Agreement. The Company was required to terminate the Agreement as a condition precedent to the closing of the $10.7 million private placement offering to institutional investors referred to in Item 8.01 below and as previously announced in the Form 8-K of the Company dated March 14, 2011.

Item 8.01 Other Events

On March 17, 2011, the Company issued a press release announcing the closing of the previously announced $10.7 million private placement offering to institutional investors, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

The following Exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 17, 2011

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer
Dated: March 17, 2011

Index to Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 17, 2011